NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

EMPLOYMENT CONTRACT

Between

Mr. David Paterson, a UK citizen born in [*] on the [*] and residing at [*].

(hereinafter, the "Executive")

And

Newpark Drilling Fluids S.p.A., with registered offices in Rome (RM), Italy at Via Salaria 1313/C, VAT code 02163311000.

(hereinafter, the “Company” and together with any of its subsidiaries and affiliates, including its parent company, “Group Company”)

- the Executive and the Company jointly referred to as the "Parties"

1.	COMMENCEMENT OF EMPLOYMENT AND TERM
1.1	This employment agreement is entered into on July 2, 2019 for a fixed-term duration of twelve months, effective from July 15, 2019 (“Effective Date”).
1.2
This Agreement and the Executive’s employment by the Company under this Agreement may be terminated by mutual consent at any time before the expiry of the term set forth under Section 1.1 above, confirming that in such a case neither Party shall be entitled to any indemnity.

1.3
Extensions and renewals of this employment agreement shall be governed by Italian law and by the National Collective Bargaining Agreement for Industrial Managers ("CCNL Dirigenti Industria"), as negotiated by Confindustria (hereinafter, referred to as the “NCBA”).

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

1.4
The Executive has disclosed to the Company any and all agreements relating to his prior employment and he represents and warrants that there is no constraint which could hinder or affect his eligibility to be employed by the Company or which may limit the carrying out of his duties hereunder. Therefore, the Company acknowledges that no agreement prevents or will prevent the Executive from performing the duties under this agreement and the Executive confirms and warrants the foregoing. Accordingly, the validity and enforceability of this agreement is conditional upon the Executive not being subject to any non-compete or similar type of covenant, whose breach would be caused by the entering into of this agreement.

2.	JOB TITLE, DUTIES AND POSITION
2.1	The Executive will be classified as a Dirigente (i.e. executive) for the purposes of Italian Law, and the provisions set forth under the NCBA will apply to this employment contract limited in time.
2.2	The Executive's job title will be "Division President, Fluids Systems "
2.3	The Executive's main duties as "Division President, Fluids Systems" will be:

• to undertake all duties and responsibilities consistent with the role of " Division President, Fluids Systems" of the Company, subject to any directions by the Board and within the powers the Executive may be entrusted by a resolution passed by the Board (if any) and by the provisions of this Agreement and the Company’s Articles of Associations (by-laws);
• to undertake the duties and exercise the powers which the Board shall assign to the Executive or shall vest in him and to conform to and comply with such directions and regulations which the Board may from time to time confer or impose upon the Executive, and comply with directions given by the Chairman of the Board or such other person as may be designated by the Board; carry out his duties and exercise his powers jointly with any other individual designated by the Board to act jointly with him and the Board may at any time require the Executive to cease performing or exercising such duties or any other duties and powers;
• to comply with Company policies: in performing duties and exercising powers under this employment agreement, the Executive must adhere to management practices and procedures adopted by the Company from time to time;

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

• to devote time and attention: the Executive must devote the whole of time and attention and skill during normal business hours, and at other times as is reasonably necessary, to the duties of his office. By entering into this agreement, the Executive acknowledges that his hours of work required by this clause are reasonable;
• to perform duties: the Executive must perform his duties and exercise his powers faithfully and diligently, in accordance with the provisions and the principles provided for by Italian Law and Article 2396 of the Italian Civil Code; and
• to promote Company’s interests: promote the interests of the company and each Related Body Corporate of the Company and of any Group Company.

2.5	In his capacity as "Division President, Fluids Systems.", the Executive will be:

• responsible for ensuring that key roles in the Fluids Systems Division (hereinafter, the "Division") have succession plans in place; identify and develop key talent within organization; commit to learning culture, fostering continuous improvement and continuous career development for Executives. The Executive must motivate workforce through continuous performance feedback, coaching and face time opportunities. In this capacity, the Executive must support and coordinate his activity with the Division of any Group Company;
• required to demonstrate leadership in all aspects of the role and be a steward of Newpark culture including consistent demonstration of Newpark Group’s core values stated below:

(a) Safety - Protecting each other like family while sustaining the environment in which we work;

(b) Integrity - Acting honestly, ethically, and responsibly in all aspects of our business;
(c) Respect - Dealing fairly and openly with employees, customers, suppliers and Community;
(d) Excellence - Delivering value through performance, innovation and service quality; and
(e) Accountability - Using good judgment and taking responsibility for our actions.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

• responsible for safety performance of the Division.
This will include, by way of example: training of personnel; implementation; and monitoring of all Health & Safety and Environmental policies and procedures; adherence to reporting protocols and continuous drive toward improvement of workplace safety and safe working behaviors;
• accountable at a Company and Group Company level for developing and implementing the Division’s strategic long-range plan, annual operating plan, and associated execution, with a focus on driving continual improvement in long term return on net capital employed. To the extent it drives improvement in long-term return on net capital employed, the Executive must drive actions that expand current products and services, increase market share and penetration, drive geographic expansion and diversify portfolio breadth, identify, execute and integrate M&A opportunities;

• responsible for perpetuating a culture of integrity within the Division, at a Company and Group Company level, to ensure financial reporting accuracy and compliance with all international, federal, state and local laws, ordinances, regulations and statutory requirements, minimizing the liability to the Company;
• responsible for developing and managing organizational effectiveness by routinely analyzing Key Performance Indicators ("KPI") and holding team accountable for results; ensuring the right people, structures, rewards, resources, and decision-making processes are in place; creating protocols to drive efficiency of manufacturing and field operating practices; actively engaging in business development discussions around markets, pricing strategies and new product development; and structuring team dynamics to leverage synergy including role clarity, flow of information and communication frequency;

• responsible at a Company and Group Company level for building and nurturing relationships internally (across regions, operating divisions, and with corporate functions) as well as externally with customers, investors and the communities in which the Newpark Group conduct business. Partner across Newpark to seek creative commercial opportunities which leverage full portfolio. The Executive must long term relationships within our client base through customer visits, industry representation and problem resolution; and
• responsible for maintaining an awareness of business related trends, advances and improvement and determine the economic impact of any financial, technical, or political activity that could affect the Company and the Group Companies.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

2.6
At any time, the Board shall be entitled to amend, integrate and/or reduce the powers the Executive will be entrusted with, and shall be entitled to assign the Executive other duties and tasks, provided that such duties and tasks are comparable and reasonable in view of Executive's qualification and previous work/ responsibilities and consistent with his skills and status.

2.7
The Executive's job position implies that he may be appointed to corporate offices (e.g. director, managing director, chairman of the board of directors, representative of a branch) in the Company and or other Group Companies. The Executive hereby acknowledges that the compensation provided for under Clause 5.1 below has been negotiated also in order to compensate any services rendered by the Executive in the above corporate offices, including service on any board, and therefore that the Executive shall not be entitled to any further or specific compensation therefor.

3.	PLACE AND TIME OF WORK
3.1	The Executive's normal place of work will be at the Company's office in Rome, Italy at Via Salaria 1313/C.
3.2
The Company has the right to assign the Executive specific tasks that might require a temporary transfer or business trip elsewhere, in Italy or abroad (either within or outside the European territory). In any event, due to the nature of Executive's duties, he shall be required to travel extensively as a part of his ordinary performance.
Also, the Executive may be required to work on a temporary basis at any other of the Company's or Group Company's premises throughout the world or at any other place designated by the Company, and it is a condition of this employment agreement that the Executive comply with any such requirement.

3.3	Transfer expenses shall be reimbursed pursuant to the applicable Collective Contract, and within the limits and adopting the procedure which shall be communicated to you in due course.
3.4
The Company reserves the right to move the Executive to any other location depending on Company's organizational requirements, with no prejudice for any mandatory rights the Executive may have under the law and the applicable NCBA.

3.5
The Executive's working hours shall be such as may be necessary for the proper discharge of his duties and even if they will tend to be correlated with those applicable to other employees of the same business field (i.e. at the moment, normally 40 hours distributed over 5 days per week) he may need to work hours in addition to those of the above mentioned reference working time.

3.6
As a consequence of Executive's position and professional responsibilities, the Executive will not be entitled to specific remuneration for work performed exceeding said ordinary working hours, in addition to the fixed salary under clause 5.1 below.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

4.	OTHER ACTIVITIES
4.1
During the term of this employment agreement, the Executive shall devote substantially all of his working time, attention and energies to the business of the Company and the Group Companies. The Executive may be involved in charitable and professional activities, trade and industry associations and the like provided that such activities do not interfere with the requirements of employment with the Company.

4.2
During the term of this employment agreement, the Executive shall not, directly or indirectly, without the prior written consent of the Board:
• render any services to any other Person or entity or acquire any interests of any type in any other entity, that might be deemed in competition with the Company or any Group Company or in conflict with his position;
• directly or indirectly carry on any business which is similar to or competitive with the business of the Company or any Group Company (the "Restrained Business"), alone or in partnership or joint venture, with anyone else;
• directly or indirectly be concerned with or interested in a Restrained Business in any capacity, including, by way of example, as trustee, principal, agent, shareholder or unitholder;
• be engaged or interested in any public or private work or duties which in the reasonable opinion of the Board may hinder or otherwise interfere with the performance of your duties under this contract; or
• accept payment or other benefit from any person as an inducement or a reward for doing something or for not doing something in connection with a business transacted by or on behalf of the Company, and/or a Group Company, and/or an entity in any way related with the Company.

However, that the foregoing shall not be deemed to prohibit Executive from acquiring, solely as an investment, any securities of a partnership, trust, limited liability company, corporation or other entity, so long as (A) he remains a passive investor in such entity, (B) he does not become part of any control group thereof, and (C)  such entity is not, directly or indirectly, in competition with the Company or any Group Company.

5.	FIXED SALARY
5.1
The Executive will be paid in Euros and receive a monthly gross salary equivalent to USD 36,250.00, whose break‑down, pursuant to and inclusive of all relevant provisions of law and the applicable NCBA, will be detailed in the first pay slip.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

5.2
The portion of the Executive's wage that exceeds the minimum salary as per the applicable NCBA and any wage increase which the Company may grant the Executive at any time in the future, the total being the so called “superminimo assorbibile”, is to be considered as an advance on future increases of the minimum salary, as well as of any other amount whatsoever, which may be agreed upon through collective Agreements and, therefore, any such increase of the minimum salary and any such other amount whatsoever, may be offset, at Company's sole discretion, against the portion of the Executive's wage that possibly exceeds the minimum salary.

6.	VARIABLE SALARY
6.1
In addition to the gross salary under clause 5.1 above, Executive shall be eligible for participation in the 2010 Annual Cash Incentive Plan (“ACIP”) of Newpark Resources, Inc., the Company’s ultimate parent company (“NRI”) or any similar plan that replaces the ACIP, subject to any amendments made at the discretion of the Board of Directors of NRI (the “NRI Board”) as provided herein.  Performance measures and goals will be set by the Compensation Committee of the NRI Board.  Executive’s target Award Level (as that term is defined in the ACIP) under the ACIP is equal to seventy percent (70%) percent of Executive’s base salary annualized for calendar year 2019.  Payout under the ACIP for a particular year will be made in cash by March 15 of the next year, e.g. payout for 2019 will occur prior to March 15, 2020, except to the extent of any payments associated with achievement beyond the “over-achievement” level, which are deferred, as provided for in the ACIP.  Actual awards, in accordance with the NRI Board approved plan and any amendments, are at the discretion of the Compensation Committee of the NRI Board, provided NRI represents and warrants to Executive that the terms of the ACIP will not be amended, modified, changed, or interpreted or applied to make them less generous than they were on the Effective Date, without prior written notice.

6.3
As an incentive to accepting employment with the Company and entering into this Agreement, Executive will be awarded upon the Effective Date with the following grants: a restricted stock unit award representing 100,000 shares of common stock of NRI, par value of $.01 per share, which shall vest and be released to Executive, subject to satisfactions of other conditions precedent set forth in the applicable award letter, over a four (4) year period as follows-fifty percent (50%) on the second anniversary of the Effective Date and fifty percent (50%) on the fourth anniversary of the Effective Date.

7.	BENEFITS

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

7.1
Throughout Executive’s employment under this agreement, the Executive shall be entitled to participate in any and all employee benefits plans or programs of the Company to the extent that he is otherwise eligible to participate under the terms of those plans, including participation in any welfare benefit programs provided by the NCBA. The Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan (if any), or perquisite, so long as such changes are similarly applicable to other executives of the Company, placed at a level similar to that of the Executive.

7.2
The Company will also pay to the Executive up to USD 9,500 per month to cover the Executive’s local housing expenses as well as up to USD 50,000 per year for schooling expense reimbursement, up to USD 75,000 per year for tax equalization, up to USD 20,000 per year for personal travel expenses and up to USD 25,000 per year for professional tax advice.

8.	EXPENSES AND COMPANY CAR
8.1
The Company undertakes to reimburse the Executive in full for all reasonable and necessary business expenses effectively incurred by him in carrying out his duties hereunder; the reimbursement shall take place in accordance with the Company’s relevant policies and after receipt of Executive's statement of expenses, duly documented in accordance with the tax provisions of Italian law on deductible expenses.

8.2
The Company also undertakes to put at Executive's disposal for the period of his employment, and as long as it is necessary for him to perform the obligations arising from it, a car that the Executive shall be able to use also for private purposes and that the Company shall have the discretion to choose.
The Executive shall comply with the recommendations of the car maker, regarding regular maintenance and periodical checks of the car. The Executive shall reimburse to the Company the running costs of personal use of the car.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

8.4
In case of periods of time during which the Executive is not temporarily performing his duties for any reason (including, but not limited to, sick leave, paid or unpaid voluntary leave, annual vacation and any other type of leave), the Company shall be entitled, upon request, to obtain immediate restitution of any item and/or document that the Company gave the Executive. This Clause shall apply also with regard to those items belonging to the Company and that the Executive have been authorized to use for his own private purposes.
In such a case however, the Company shall stop charging the Executive the compensation relative to the private use of the relevant item (in case for such use the Executive has to pay a compensation to the Company) or will pay the Executive a fair monetary amount in lieu of the value of his private use of the item he had to return (in case for such the Executive did not have to pay a compensation to the Company).
Said fair amount shall not exceed an amount calculated in accordance with the provisions of the following Clause 8.5 and the relevant payment shall end when the Company again puts at the Executive’s disposal the item he had to return or a different item for a similar use. This Clause shall not limit the right of the Company to obtain restitution of any item and/or document that the Company has given the Executive, under any circumstances in which the Company is entitled to obtain such restitution in accordance with the law or the applicable NCBA (including, but not limited to, in case the Executive no longer need said item/s in order to perform the obligations arising from this employment agreement).

8.5
When, under the law or under this employment contract, it is necessary to determine the value of any benefits and/or compensation in kind that the Company may grant the Executive during this employment relationship, the Company shall calculate such value in accordance with the applicable legal criteria from time to time in force, concerning calculation of Executive's income for tax purposes.

9.	CONFIDENTIALITY

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

9.1
Executive acknowledges that in connection with his role with the Company and in providing services in support of the Company, Executive will receive, have access to and have the opportunity to develop certain confidential or proprietary information and knowledge concerning the Company Parties and each of the respective businesses, methods and operations. Both during the term of this employment agreement and thereafter, the Executive shall not, without Company's prior written consent, communicate to any third party or otherwise disclose, or use to his own benefit, or for any purpose other than what necessary or appropriate to the effective and efficient discharge of his duties under this employment agreement, any confidential information concerning Company's business or affairs and/or the business or affairs of any Group Company; Confidential Information shall include, but shall not be limited to:
• all types of information even that not concerning the business organization or production methods, related to the Company, business operations and/or our suppliers and/or the existing or potential customers of the Company;
• information concerning Group Companies, the related business operations and/or related suppliers and/or the existing or potential customers;
• marketing plans, cost analyses and revenue analyses;
• all types of information acquired from the Company's or any Group Companies' existing or potential customers;
• information obtained by the Executive from any source, while negotiating this agreement, while performing it or after the termination of this agreement but still in connection with the employment relationship,
Exception is made only for information which is already available to the general public or which the Executive is obliged to disclose pursuant to an order issued by a public authority.
As a consequence of the duty of confidentiality provided by this Clause, during the term of this agreement, the Executive also undertakes to store with proper diligence and care whatsoever paper and/or electronic document related to the business of the Company or of any Group Company and containing the confidential information mentioned above.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

9.2
The Executive acknowledges and stipulates that the Confidential Information constitutes a valuable, special, and unique asset used by the Company Parties in their businesses to obtain a competitive advantage over their competitors. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company Parties in maintaining their competitive position and economic investment, as well as work for their respective employees.
As a consequence, the Executive acknowledges and agrees that any breach of this clause 9 will directly cause damages to the Company, which shall be entitled to (a) apply for a cease and desist order; and (ii) obtain an injunction and/or compensation for damages; and (c) exercise any and all other remedies available by law.

9.3
The Executive agrees not to disclose any of the terms or provisions of this employment agreement to any other person except as (a) reasonably required to be disclosed to a Person with a legitimate reason to obtain such information for Executive’s personal financial, tax or estate planning, (b) required to be disclosed pursuant to applicable law, including securities laws, (c) authorized in written to do so by the Company in the performance of or relating to Executive’s regular employment duties to the Company.

10.	POST-TERMINATION NON-COMPETITION / NON-SOLICITATION OBLIGATIONS
10.1
Without prejudging the Executive's loyalty obligations under article 2105 of the Italian Civil Code, which prohibit him from carrying out competing activities during employment, in the event of termination, for any reason whatsoever (except in connection with a transfer of employment to NRI or any other Group Company), of the employment with the Company, the Executive undertakes not to perform, engage in, plan or prepare any activity, directly or indirectly, as proprietor, partner, shareholder, director, executive, employee, agent, consultant, collaborator, or in any other capacity or manner, in any activity in competition with the Company.

10.2
More specifically, the scope of the competition activities restricted by this Covenant consists of the products and services: (a) the Company sells, provides or plans to sell or provide at any time during his employment, or (b) that Executive had involvement with or received or had access to Confidential Information about in the course of his employment with the Company.  The foregoing is expressly understood to include, without limitation, the business of manufacturing, selling and/or providing products or services of the same type offered and/or sold by the Company any time during Executive’s employment.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

10.3
This covenant not to compete will be enforceable within the Italy, North America, Gulf of Mexico territories, for a period of 12 months following termination. The Executive will also be restricted, within the same territorial scope above, from recruiting, directly or indirectly, employees or collaborators of the Company or any Group Company or induce them to terminate their employment or collaboration relationship, regardless of the fact that this action be aimed or not at recruiting such employees or collaborators. The post termination non-solicitation covenant will be enforceable for a period of 12 months following termination.

10.4
As consideration for the Executive's agreement to comply with the above post-termination non-competition and non-solicitation covenant, the Company will pay Executive in the event Company terminates Executive without cause an amount equal to forty percent (40%) of his monthly gross salary set forth in Clause 5.1 above, for each month the covenant is in effect. For the avoidance of doubt, in the event Executive resigns from or is terminated by Company and then becomes an employee of NRI or any other Group Company, this Clause 10.4 shall not apply and Executive will not be eligible to receive or otherwise owed any payment set forth in this Clause 10.4.

10.5
Such amounts will be paid, after termination of the Executive's employment relationship, in equal separate deferred installments payable every three months and are conditional upon the Executive being continuously and fully compliant with his obligations under this post termination non compete and non solicitation covenant. Such payments will be made by way of a bank transfer without interest and after applicable tax withholdings.

10.6
The Executive acknowledges and agrees that any breach of this post-termination non-compete and non-solicitation covenant could immediately cause irreparable damages to the Company and that the Company will, under those circumstances, be entitled to file a petition in Court in order to obtain a Court's order for specific performance, as well as adequate injunctive relief ("provvedimento cautelare") or any other adequate judicial measure, to immediately stop such breach.

10.7
Without prejudice to what set forth under clause 10.6 above, the Executive acknowledges and agrees that for any breach of even one of the obligations undertaken by him through this Clause 10, he shall pay to the Company, by way of liquidated damages, an amount equal to 100% of his last gross fixed annual salary as resulting at termination date. Any benefit or variable compensation in addition to the fixed compensation will not be taken into account. In any event the Company may also seek further damages.

11.	MISCELLANEOUS
11.1	The notice on the processing of Executive's personal data is given to him together with this contract (Annex A).
11.2	In addition to this contract, the Company guidelines and policies from time to time in force shall apply.

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

11.3
Any matter not provided for in this contract shall be governed by the applicable provisions of law and of the National Collective Bargaining Agreement for executives of the Industrial sector, negotiated by Confindustria, from time to time in force.

11.4
“Group Company”, for the purposes of this agreement, shall mean any companies that, directly or indirectly, under the provisions of article 2359 of the Civil Code, control the Company, companies controlled by the Company or by the same persons who, directly or indirectly, control the Company.

11.5
The Parties reciprocally acknowledge that the terms and conditions of this Agreement have been subject to negotiation between themselves and therefore that the provisions of articles 1341 and 1342 of the Italian Civil Code do not apply.

11.6	This agreement replaces all prior agreements, understandings and/or contracts between the Employee and the Company.
11.7
This agreement is governed by and shall be construed in accordance with the laws of Italy. The Parties irrevocably submit to the exclusive jurisdiction of the Rome Court to settle any disputes which may arise in connection with it.

11.8
Either Party’s failure to enforce any provision of this agreement shall not in any way be construed as a waiver of any such provision, or prevent that Party thereafter from enforcing each and every other provision of this agreement.

11.9
Because the Executive's services are unique and because he has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this agreement. Therefore, in the event of a breach or threatened breach of this agreement, the Company and its affiliates may, in addition to other rights and remedies existing in their favour apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas

NEWPARK DRILLING FLUIDS S.p.A. - Joint stock company with sole shareholder Via Salaria 1313/C - 00138 Rome, Italy Tel. +39 06 8856111 - Fax +39 06 8889363 email: ndfspa@newpark.com	ISO 9001:2015 ISO 14001:2015 BS OHSAS 18001:2007 ISO IEC 27001:2013 ISO TS 29001:2010
EXHIBIT 10.3

Kindly return copy of this employment agreement, together with all Annexes, duly signed for acceptance on each page, no later than July 2, 2019, at the end of which day, this offer shall expire.
The Woodlands, Texas
July 2, 2019
/s/ Bruce C. Smith
… … … … … … … … … … …
Mr. Bruce Campbell Smith
Newpark Drilling Fluids S.p.A.
/s/ David Paterson
… … … … … … … … … …
Mr. David Paterson

Share Capital € 3.683.500,00 I.V. - T.C. 00378350888 - VAT IT 02163311000 - REGISTERED ADDRESS: VIA SALARIA 1313/C - 00138 ROMA - C.C.I.A.A. Roma 477153 TRIB. ROMA N° 3563/83
Company subject to the direction and coordination of Newpark Drilling Fluids LLC - Houston, Texas